UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2014, the Compensation and Organization Committee (the "Compensation Committee") of the Board of Directors of the Company approved the Company's 2014 Long-Term Incentive Program (the "2014 LTI Program") and the 2014 Annual Incentive Plan (the "2014 AIP"), in which the Company's officers participate.

2014 LTI Program

The 2014 LTI Program consists of performance share awards (50%), non-qualified stock options (25%) and restricted stock (25%). All awards under the 2014 LTI Program were granted on February 20, 2014, and are governed by the Company's 2008 Stock Option and Performance Award Plan.

The performance period for the performance shares is the three year period 2014 through 2016. Participants may earn between 50% and 200% of the performance shares awarded under the 2014 LTI Program by meeting or exceeding the performance criteria set for the 2014 LTI Program. The Compensation Committee set three-year performance goals for the 2014 LTI Program on February 20, 2014. The number of performance shares earned at the end of the three-year performance period is based on the average of the earned percentage for each year during the 2014 LTI Program. Performance shares earned under the 2014 LTI Program become vested and will be paid out on the later of (i) February 28, 2017, or (ii) the date the Compensation Committee certifies the performance results.

The performance metrics for the performance shares awarded under the 2014 LTI Program are return on invested capital ("ROIC") and consolidated operating ratio ("OR"), weighted 75% and 25%, respectively. For this purpose, ROIC is defined as the quotient of the Company's net operating profit after taxes ("NOPAT") for the applicable performance period divided by the Company's invested capital where (i) NOPAT is the sum of the Company's net income, interest expense and interest on the present value of the Company's operating leases (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of (a) the amount of lease termination costs recognized as a separate line item within operating expenses in the consolidated statement of income, (b) debt retirement costs, (c) foreign exchange gains/losses, (d) the foreign exchange impact on the Company’s Effective Tax Rate (“ETR”), (e) the impacts of changes in statutory income tax rates and laws on the Company’s ETR, and (f) the impacts of changes in accounting principles, and (g) other special one-time adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company which are not already included in the preceding points, and (ii) invested capital is the sum of the Company's average equity balance, average debt balance and the present value of the Company's operating leases, with further adjustments to eliminate the average equity impacts of (a) changes in accounting principles, and (b) incremental debt incurred after January 1, 2014 for lease conversions. Incremental debt is defined as debt incurred to finance the purchase of equipment under existing operating leases and the purchase of replacement equipment as operating leases expire, reduced by the present value of the related operating leases. For purposes of the 2014 LTI Program and the 2014 AIP, Operating Ratio is defined as the Company's consolidated operating ratio with any necessary adjustments to eliminate the effects of (a) the amount of lease termination cost recognized as a separate line item within operating expenses in the consolidated statement of income, (b) changes in accounting principles, and (c) other special one-time adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company which are not already included in the preceding points.

The shares of restricted stock awarded under the 2014 LTI Program vest on February 28, 2017.

The non-qualified stock options become vested and exercisable in equal installments on February 20, 2015, February 20, 2016 and February 20, 2017, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company's common stock on the date of grant.

The above description is qualified in its entirety by the form of 2014 LTI Program award agreements attached to this Current Report on Form 8-K as Exhibits 10.1 (for United States employees) and 10.2 (for non-United States employees).

2014 AIP

The 2014 AIP is payable in cash following certification by the Compensation Committee that the 2014 annual performance target is met. The Compensation Committee determined at its February 20, 2014, meeting that the performance target for the 2014 AIP is the Company's budgeted year-end 2014 consolidated operating ratio.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 20, 2014, the Board of Directors of the Company amended its bylaws and other organizational documents to (a) require that the Chairman of the Board be held by an independent director, (b) eliminate the position of Presiding Director, (c) establish that the position of Chairman of the Board and Chief Executive Officer be held by different individuals, and (d) establish that the Executive Committee of the Board of Directors will be comprised of three directors, one of which shall be the Chairman of the Board of Directors, one of which shall be the Chief Executive Officer of the Company, and the third member shall be an independent director. These amendments will be effective upon conclusion of the Company's Annual Meeting of Stockholders on May 1, 2014. A copy of the amended and restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.
(d)

3.1 Amended and Restated Bylaws of Kansas City Southern, as amended and restated effective upon conclusion of the Company's Annual Meeting of Stockholders on May 1, 2014.

10.1 Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program.

10.2 Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

February 25, 2014	By:	/s/ Adam J. Godderz

Name: Adam J. Godderz
Title: Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kansas City Southern, as amended and restated effective upon conclusion of the Company's Annual Meeting of Stockholders on May 1, 2014.

10.1
Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program.

10.2
Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program.